Exhibit 99.1

FOR IMMEDIATE RELEASE Tuesday, October 21, 2014	COMPANY CONTACT: Scott Topping, CFO - (808) 835-3700 Scott.Topping@HawaiianAir.com INVESTOR RELATIONS CONTACT: Ashlee Kishimoto, Sr. Director - (808) 838-5421 Ashlee.Kishimoto@HawaiianAir.com

MEDIA RELATIONS CONTACT: Alison Croyle, Director - (808) 835-3886 Alison.Croyle@HawaiianAir.com

Hawaiian Holdings Reports 2014 Third Quarter Financial Results

HONOLULU — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the third quarter of 2014.

·                  GAAP net income in the third quarter of $35.6 million or $0.56 per diluted share.
·                  Adjusted net income, reflecting economic fuel expense, in the third quarter of $49.5 million or $0.79 per diluted share, an increase of $12.7 million or $0.10 cents per diluted share year-over-year.
·                  Operating revenue per available seat mile (RASM) increase of 4.6% and passenger revenue per available seat mile (PRASM) increase of 2.2%.
·                  Unrestricted cash, cash equivalents and short-term investments of $582 million.

“We are pleased with our 35% improvement in adjusted net income for the third quarter versus last year,” said Mark Dunkerley, Hawaiian Airlines president and chief executive officer. “Strong demand across each of our main geographies, the impact of several new routes maturing and a favorable cost environment combined in this last quarter to bolster our results. Assuming these conditions continue and allowing for the uncertainties of competitor behavior, we look forward to continued improvements in the remainder of the year.”

“As we approach our 85th anniversary in a few days’ time I’d like to thank all of Hawaiian’s ‘ohana, presently employed by the company or retired, who over these eight and a half decades have made this company what it is today. Our next decade looks bright thanks to their effort and dedication.”

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of September 30, 2014 the Company had:

·                  Unrestricted cash, cash equivalents and short-term investments of $582 million.
·                  Outstanding debt and capital lease obligations of approximately $1,057 million consisting of the following:
·                  $701 million outstanding under secured loan agreements to finance a portion of the purchase price for 11 Airbus A330-200 aircraft.
·                  $141 million outstanding under secured loan agreements to finance a portion of the purchase price for 15 Boeing 717-200 aircraft.
·                  $104 million in capital lease obligations to finance the acquisition of an Airbus A330-200, two Boeing 717-200 aircraft and aircraft-related equipment.
·                  $31 million outstanding under floating rate notes to finance the acquisition of two Boeing 767-300 ER aircraft.
·                  $80 million of outstanding Convertible Senior Notes.

Third Quarter 2014 Highlights

 Operational

·                  Ranked #1 nationally for on-time performance for the months of June, July and August 2014.

New routes and increased frequencies

·                  Announced new service from San Francisco to Maui beginning November 2014.
·                  Operated Los Angeles to Kona, three-times-weekly, and Los Angeles to Lihu‘e, four-times-weekly, summer seasonal service through the beginning of September.
·                  Operated Oakland to Kona, three-times-weekly and Oakland to Lihu‘e, four-times-weekly, summer seasonal service through the beginning of September.
·                  Operated Los Angeles to Maui second daily summer seasonal service through the beginning of September.

Fleet and financing
·                  Paid off debt on an existing A330 financing using cash in October.

Fourth Quarter 2014 Outlook

The table below summarizes the Company’s expectations for the fourth quarter ending December 31, 2014, expressed as an expected percentage change compared to the results for the quarter ended December 31, 2013 (the results for which are presented for reference).

	Fourth Quarter
Item	2013	Guidance
Cost per ASM Excluding Fuel (cents)	7.74	Up 5.5% to up 8.5%
Operating Revenue Per ASM (cents)	12.70	Up 4.5% to up 7.5%
ASMs (millions)	4,189.1	Up 1% to up 3%
Gallons of jet fuel consumed (millions)	56.4	Up 1% to up 3%

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (October 21, 2014) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived for 90 days on Hawaiian’s investor website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 10 years (2004-2013) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the highest of all domestic airlines serving Hawai‘i.

Now in its 85th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline, as well as the largest provider of passenger air service from its primary visitor markets on the U.S. mainland. Hawaiian offers nonstop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 160 jet flights daily between the Hawaiian Islands, with a total of more than 200 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow updates on Twitter about Hawaiian (@HawaiianAir) and its special fare offers (@HawaiianFares), and become a fan on its Facebook page.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding cost per available seat mile excluding fuel, operating revenue per available seat mile, available seat miles and gallons of jet fuel consumed, each for the quarter ending December 31, 2014; our CEO's statement regarding expected results for the remainder of the year; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarter and year-end results; economic volatility; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy and related cost reduction goals.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data) (unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change
	(unaudited)
Operating Revenue:
Passenger	$566,985	$543,315	4.4%	$1,541,795	$1,464,715	5.3%
Other	72,477	55,983	29.5%	198,245	159,265	24.5%
Total	639,462	599,298	6.7%	1,740,040	1,623,980	7.1%
Operating Expenses:
Aircraft fuel, including taxes and delivery	182,219	181,334	0.5%	527,497	525,046	0.5%
Wages and benefits	114,469	112,150	2.1%	334,441	318,269	5.1%
Aircraft rent	26,724	27,575	(3.1)%	79,098	81,879	(3.4)%
Maintenance materials and repairs	51,293	51,705	(0.8)%	168,002	160,000	5.0%
Aircraft and passenger servicing	31,848	31,080	2.5%	92,929	89,367	4.0%
Commissions and other selling	32,015	32,288	(0.8)%	94,123	98,285	(4.2)%
Depreciation and amortization	24,384	22,092	10.4%	70,960	60,993	16.3%
Other rentals and landing fees	23,637	21,996	7.5%	65,855	60,773	8.4%
Other	46,704	44,644	4.6%	139,335	129,469	7.6%
Total	533,293	524,864	1.6%	1,572,240	1,524,081	3.2%
Operating Income	106,169	74,434	42.6%	167,800	99,899	68.0%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(17,104)	(13,479)		(48,111)	(37,019)
Interest income	471	173		1,088	426
Capitalized interest	1,834	3,005		6,584	9,336
Gains (losses) on fuel derivatives	(27,892)	2,536		(28,506)	(10,931)
Other, net	(5,114)	749		(3,804)	(3,457)
Total	(47,805)	(7,016)		(72,749)	(41,645)
Income Before Income Taxes	58,364	67,418		95,051	58,254
Income tax expense	22,789	26,814		37,224	23,479
Net Income	$35,575	$40,604		$57,827	$34,775
Net Income Per Common Stock				0
Basic	$0.66	$0.78		$1.08	$0.67
Diluted	$0.56	$0.76		$0.94	$0.65
Weighted Average Number of Common Stock Shares Outstanding:
Basic	53,878	52,303		53,359	51,994
Diluted	63,050	53,512		61,685	53,160

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended September 30,					Nine months ended September 30,
	2014		2013		% Change	2014		2013		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (c) :
Revenue passengers flown	2,707		2,644		2.4%	7,638		7,523		1.5%
Revenue passenger miles (RPM)	3,780,301		3,668,535		3.0%	10,402,081		10,279,673		1.2%
Available seat miles (ASM)	4,499,108		4,406,504		2.1%	12,795,342		12,578,342		1.7%
Passenger revenue per RPM (Yield)	15.00	¢	14.81	¢	1.3%	14.82	¢	14.25	¢	4.0%
Passenger load factor (RPM/ASM)	84.0%		83.3%		0.7 pt.	81.3%		81.7%		(0.4) pt.
Passenger revenue per ASM (PRASM)	12.60	¢	12.33	¢	2.2%	12.05	¢	11.64	¢	3.5%
Total Operations (c) :
Revenue passengers flown	2,709		2,647		2.3%	7,641		7,528		1.5%
Revenue passenger miles (RPM)	3,783,584		3,675,222		2.9%	10,410,466		10,294,818		1.1%
Available seat miles (ASM)	4,502,856		4,415,096		2.0%	12,804,599		12,596,765		1.6%
Passenger load factor (RPM/ASM)	84.0%		83.2%		0.8 pt.	81.3%		81.7%		(0.4) pt.
Operating revenue per ASM (RASM)	14.20	¢	13.57	¢	4.6%	13.59	¢	12.89	¢	5.4%
Operating cost per ASM (CASM)	11.84	¢	11.89	¢	(0.4)%	12.28	¢	12.10	¢	1.5%
CASM excluding aircraft fuel (b)	7.80	¢	7.78	¢	0.3%	8.16	¢	7.93	¢	2.9%
Aircraft fuel expense per ASM (a)	4.04	¢	4.11	¢	(1.7)%	4.12	¢	4.17	¢	(1.2)%
Revenue block hours operated	43,688		42,205		3.5%	124,012		121,777		1.8%
Gallons of jet fuel consumed	60,232		59,265		1.6%	172,333		169,824		1.5%
Average cost per gallon of jet fuel (actual) (a)	$3.03		$3.06		(1.0)%	$3.06		$3.09		(1.0)%
Economic fuel cost per gallon (a)(d)	$3.10		$3.12		(0.6)%	$3.10		$3.16		(1.9)%

(a)          Includes applicable taxes and fees.
(b)         Represents adjusted unit costs, a non-GAAP measure. We believe this is a useful measure because it better reflects our controllable costs. See Table 4 for a reconciliation of operating expenses excluding aircraft fuel.
(c)          Includes the operations of our contract carrier under a capacity purchase agreement.
(d) See Table 3 for a reconciliation of economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense
(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended September 30, 2014			Nine months ended September 30, 2014
	2014	2013	Change	2014	2013	Change
	(in thousands, except per-gallon amounts)			(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$182,219	$181,334	0.5%	$527,497	$525,046	0.5%
Realized losses on settlement of fuel derivative contracts	4,632	3,790	22.2%	6,530	11,226	(41.8)%
Economic fuel expense	$186,851	$185,124	0.9%	$534,027	$536,272	(0.4)%
Fuel gallons consumed	60,232	59,265	1.6%	172,333	169,824	1.5%
Economic fuel costs per gallon	$3.10	$3.12	(0.6)%	$3.10	$3.16	(1.9)%

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per-share and CASM data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM and Passenger Revenue per RPM.  Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence.

	Three months ended September 30,				Nine months ended September 30,
	2014		2013		2014		2013
	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share
As reported - GAAP	$35,575	$0.56	$40,604	$0.76	$57,827	$0.94	$34,775	$0.65
Add: unrealized losses (gains) on fuel derivatives	13,956	0.23	(3,796)	(0.07)	13,185	0.21	(177)	—
Reflecting economic fuel expense	$49,531	$0.79	$36,808	$0.69	$71,012	$1.15	$34,598	$0.65

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(in thousands, except as otherwise indicated)
GAAP operating expenses	$533,293	$524,864	$1,572,240	$1,524,081
Less: aircraft fuel, including taxes and delivery	(182,219)	(181,334)	(527,497)	(525,046)
Adjusted operating expenses - excluding aircraft fuel	$351,074	$343,530	$1,044,743	$999,035
Available Seat Miles	4,502,856	4,415,096	12,804,599	12,596,765
CASM - GAAP	11.84 ¢	11.89 ¢	12.28 ¢	12.10 ¢
Less: aircraft fuel	(4.04)	(4.11)	(4.12)	(4.17)
CASM - excluding aircraft fuel	7.80 ¢	7.78 ¢	8.16 ¢	7.93 ¢

Table 5.
Hawaiian Holdings, Inc.
Fuel Derivative Contract Summary (unaudited)
As of October 15, 2014

The Company utilizes heating oil swaps and purchased put options to hedge against price volatility of its future aircraft fuel consumption.  Swap positions are outlined below:

	Weighted Average Contract Price	Percentage of Projected Fuel Requirements Hedged	Fuel Barrels Hedged
Fourth Quarter 2014
Heating Oil Swaps	$2.94	65%	919,000
First Quarter 2015
Heating Oil Swaps	$2.89	48%	678,000
Second Quarter 2015
Heating Oil Swaps	$2.83	34%	493,000
Third Quarter 2015
Heating Oil Swaps	$2.80	19%	281,000
Fourth Quarter 2015
Heating Oil Swaps	$2.62	12%	59,000

Table 6.
Hawaiian Holdings, Inc.
Foreign Exchange Forward Contract Summary (unaudited)
As of October 15, 2014

The Company utilizes foreign exchange forward contracts denominated in Japanese Yen and the Australian Dollar to hedge against foreign exchange rate volatility. Positions are outlined below:

	Japanese Yen		Australian Dollar
Quarter of Settlement	Weighted Average Forward Contract Price	Percentage of Projected Foreign Denominated JPY Sales Hedged	Weighted Average Forward Contract Price		Percentage of Projected Foreign Denominated AUD Sales Hedged
	(in USD|JPY)		(in AUD|USD)
Fourth Quarter 2014	¥100.45	60%	AUD	0.9027	58%
First Quarter 2015	¥100.17	47%	AUD	0.9076	47%
Second Quarter 2015	¥102.47	37%	AUD	0.8882	38%
Third Quarter 2015	¥102.22	29%	AUD	0.8806	28%
Fourth Quarter 2015	¥101.42	21%	AUD	0.8998	22%
First Quarter 2016	¥101.83	19%	AUD	0.8758	14%
Second Quarter 2016	¥101.55	19%
Third Quarter 2016	¥104.29	15%